                                                                    Exhibit 99.2
                         [letterhead of Westfield Bank]



November __, 2001


Dear Depositor:

         We are pleased to announce that Westfield Bank (the "Bank"), a Massachusetts-chartered stock savings bank, is reorganizing to a two tier mutual holding company structure and will become a wholly owned subsidiary of Westfield Financial, Inc. ("Westfield Financial"), a newly formed Massachusetts corporation (the "Reorganization"). Westfield Financial will serve as the stock holding company for the Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Minority Stock Issuance.

         The Board of Trustees of Westfield Mutual Holding Company and the Board of Directors of the Bank believe the Reorganization will offer a number of advantages, such as an opportunity for certain depositors of the Bank to become shareholders. Please remember:

    .    Your accounts at the Bank will continue to be insured by the Federal
          Deposit Insurance Corporation ("FDIC") to the maximum legal limit and the Depositors Insurance Fund (the "DIF").

    . There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

    . Certain depositors have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

    . Like all stock, shares of stock issued in this offering will not be insured by the FDIC or the DIF.

         Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Westfield Financial, your enclosed Stock Order and Certification Form and payment must be received by the Bank prior to 12:00 noon, Massachusetts Time, on December __, 2001.

         If you have additional questions regarding the stock offering, please call us at (413) 562-6153, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located in the main office at 141 Elm Street, Westfield, Massachusetts.

Sincerely,


Donald A. Williams
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY WESTFIELD BANK, WESTFIELD FINANCIAL, INC., WESTFIELD MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                         [letterhead of Westfield Bank]




November __, 2001


Dear Prospective Investor:

         We are pleased to announce that Westfield Bank (the "Bank"), a Massachusetts-chartered stock savings bank, is reorganizing to a two tier mutual holding company structure and will become a wholly owned subsidiary of Westfield Financial, Inc. ("Westfield Financial"), a newly formed Massachusetts corporation (the "Reorganization"). Westfield Financial will serve as the stock holding company for the Bank and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Minority Stock Issuance.

         We have enclosed the following materials that will help you learn more about the merits of Westfield Financial common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at the Bank and a complete discussion on the proposed stock offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Massachusetts Time, December __, 2001.

         We invite you and other local community members to become charter shareholders of Westfield Financial. Through this offering you have the opportunity to buy stock directly from Westfield Financial without a commission or a fee. The Board of Directors and Senior Management of the Bank fully support the stock offering.

         If you have additional questions regarding the stock offering, please call us at (413) 562-6153, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located in the main office at 141 Elm Street, Westfield, Massachusetts.

Sincerely,



Donald A. Williams
President and Chief Executive Officer




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY WESTFIELD BANK, WESTFIELD FINANCIAL, INC., WESTFIELD MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


                                                     WESTFIELD BANK




    MAIN OFFICE:                  462 College Highway             1341 Main Street              382 N. Main Street
    141 Elm Street                Southwick, MA                   Springfield, MA               E. Longmeadow, MA
    Westfield, MA
                                  206 Park Street                 655 Main Street               1342 Liberty Street
    300 Southampton Road          W. Springfield, MA              Agawam, MA                    Springfield, MA
    Westfield, MA
                                                                                                1642 Northampton Street
    26 Arnold Street                                                                            Holyoke, MA
    Westfield, MA













                         [Map of Westfield Bank Offices]

                                  [LETTERHEAD]

                          KEEFE, BRUYETTE & WOODS, INC.




To Depositors of
Westfield Bank

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Westfield Bank (the "Bank") in reorganizing to a two tier mutual holding company structure (the "Reorganization"). The Bank will become a wholly-owned subsidiary of a new holding company, Westfield Financial, Inc. ("Westfield Financial"). In connection with the Reorganization, Westfield Financial is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Minority Stock Issuance. Upon completion of the Reorganization and minority stock offering by Westfield Financial, Westfield Mutual Holding Company will be the majority shareholder of the common stock of Westfield Financial.

At the request of Westfield Financial, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Westfield Financial's common stock, which is being offered to certain depositors of Westfield Bank through 12:00 noon, Massachusetts Time, on December __, 2001. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Westfield Financial has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (413) 562-6153, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located in the main office of Westfield Bank at 141 Elm Street, Westfield, Massachusetts.

Very truly yours,


Keefe, Bruyette & Woods, Inc.


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY WESTFIELD BANK, WESTFIELD FINANCIAL, INC., WESTFIELD MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                RECEIPT OF ORDER
                                ----------------

This letter is to acknowledge receipt of your order form to purchase common stock offered by Westfield Financial, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a prioritized category described below. Acceptance of your order and the shares of stock you actually receive will be subject to the allocation provisions of the Plan of Reorganization and Minority Stock Issuance, as well as other conditions and limitations described in the Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
Our records indicate the following:                                 Stock Registration (please review carefully)
Order Number:
Batch Number:
Number of Shares Ordered:
Purchase Price Per Share:           $10.00
Total Order Amount:
Date Order Processed:                                               Ownership:  OWNERSHIP CODE
Category:                           CATEGORY                        Social Security / Tax ID #
------------------------------------------------------------------------------------------------------------------------------------

Category Description:

1. Eligible account holders - Depositors with accounts at Westfield Bank with aggregate balances of at least $50 on December 31, 1999.
2. Supplemental eligible account holders - Depositors with accounts at Westfield Bank with aggregate balances of at least $50 on December 31, 2000.
3. Tax-qualified employee stock benefit plans of Westfield Bank, including the ESOP.
4. Local community - Residents of the municipalities of Agawam, Blandford, Chester, East Longmeadow, Granville, Holyoke, Longmeadow, Montgomery, Russell, Springfield, Southampton, Southwick, Tolland, Westfield, and West Springfield.
5.   General public.

If this does not agree with your records, or if you have any questions, please call our Stock Information Center at (413) 562-6153.


Thank you for your order.

Sincerely,



Donald A. Williams
President and Chief Executive Officer

                                    QUESTIONS
                                        &
                                     Answers

                                    Westfield
                                    Financial,
                                      Inc.

                       The proposed mid-tier stock holding
                           company for Westfield Bank


--------------------------------------------------------------------------------
THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY WESTFIELD BANK, WESTFIELD FINANCIAL, INC., WESTFIELD MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------



                         FACTS ABOUT THE REORGANIZATION

The Board of Trustees of Westfield Mutual Holding Company (the "MHC") and the Board of Directors of Westfield Bank (the "Bank") unanimously adopted a Plan of Reorganization and Minority Stock Issuance to reorganize into a two tier mutual holding company structure (the "Reorganization"). In connection with the Reorganization, the MHC will form Westfield Financial, Inc. (the "Company"), a Massachusetts corporation and the mid-tier stock holding company for the Bank, and the Company will issue a minority of its common stock for sale to the public. The MHC will be the majority shareholder of the common stock of the Company after the Reorganization.

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in Westfield Financial.

Investment in the stock of Westfield Financial involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHAT IS THE PURPOSE OF THE REORGANIZATION?
--------------------------------------------------------------------------------
The Reorganization will provide the Bank with an additional source of capital to better serve the needs of the local community through: increasing lending to support continued growth in its commerical loan portfolio; opening or acquiring additional branch offices; and expanding the financial products and services it currently offers.

Proceeds may also be used to allow the company to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; pay dividends to shareholders; repurchase shares of our common stock and use for other general corporate purposes.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit ("FDIC") and the Depositors Insurance Fund (the "DIF"). Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?
--------------------------------------------------------------------------------
No. However, the Reorganization will allow the Bank's depositors an opportunity to buy stock and become charter shareholders of Westfield Financial.

WHO IS ELIGIBLE TO PURCHASE STOCK IN
THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------
Certain depositors of the Bank and the Company's Employee Stock Ownership Plan.





HOW MANY SHARES OF STOCK ARE BEING
OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
Westfield Financial is offering through the Prospectus between 3,196,000 and 4,324,000 shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to 4,972,600 shares as a result of regulatory considerations or changes in financial markets.

HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares or $250. Generally, no person may purchase more than $300,000 of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person, may purchase more than $500,000 of common stock.

MAY I OBTAIN A LOAN FROM THE BANK OR USE A BANK LINE OF CREDIT TO PAY FOR STOCK?
--------------------------------------------------------------------------------

No. Regulations do not allow the Bank to make loans for this purpose, nor may you use a Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

DOES PLACING AN ORDER GUARANTEE THAT I WILL RECEIVE ALL, OR A PORTION, OF THE SHARES I ORDERED?
--------------------------------------------------------------------------------

No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an "oversubscription," regulations require that orders be filed using a pre-determined allocation procedure. Please refer to the sections of the Prospectus titled, "Subscription Offering and Subscription Rights" and "Direct Community Offering and Syndicated Community Offering" for a detailed description of allocation procedures.

If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at the Bank's passbook savings rate. If payment was to be made by withdrawal from a Bank deposit account, excess funds will remain in that account.

I AM ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING, BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE DEPOSITOR?
--------------------------------------------------------------------------------

No. Applicable law does not allow you to do so. Any attempt to transfer subscription rights to any other person is illegal and subject to civil or criminal fines. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock, of if someone requests to share in proceeds upon your future sale of the Company's common stock, please inform our Stock Information Center at (413) 562-6153.

HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by the Bank prior to 12:00 noon, Massachusetts Time, on December __, 2001.

HOW MAY I PAY FOR MY SHARES OF STOCK?
--------------------------------------------------------------------------------
First. You may pay for stock by check, cash or money order. If paying by cash, please stop at any one of the Bank's tellers and convert your cash to a check. Interest will be paid by the Bank on these funds at the passbook annual percentage yield, which currently is _.__%, from the day the funds are received until the completion or termination of the Reorganization. Second, you may authorize us to withdraw funds from your Westfield Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Reorganization.

CAN I PURCHASE SHARES USING FUNDS IN
MY WESTFIELD BANK IRA ACCOUNT?
--------------------------------------------------------------------------------
Yes. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at the Bank that will enable such purchase. Please call our Stock Information Center as early as possible for additional information as an IRA transfer can take time to accomplish.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, Westfield Financial's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Board of Directors of Westfield Financial intends to pay a quarterly cash dividend, initially at an annualized rate of $0.20 per share. Continued payment depends upon a number of factors and no assurances can be given that any dividends will be paid, or that if paid, will be at the same level in future periods.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
Westfield Financial's stock will trade on the American Stock Exchange under the symbol "WFD."

ARE OFFICERS AND DIRECTORS/TRUSTEES
OF THE BANK AND THE MHC PLANNING TO
PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! The Bank's and the MHC's senior officers and directors/trustees plan to purchase, in aggregate, $1,735,000 worth of stock.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.





--------------------------------------------------------------------------------
                            Stock Information Center
                            ------------------------

                                 (413) 562-6153

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                Location & Hours
                                ----------------


                                 The Main Office
                                 Westfield Bank
                                 141 Elm Street
                            Westfield, Massachusetts



                      9:00 a.m.- 4:00 p.m. Monday - Friday

--------------------------------------------------------------------------------





                               The Reorganization
                           and Minority Stock Offering

-----------------------------------------------------------------------------
                                                Westfield Financial, Inc.
                                                 Stock Information Center
                                                      141 Elm Street
                                                   Westfield, MA 01085
                                                     (413) 562-6153
                                                    Stock Order Form
-----------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 noon, Massachusetts Time, on December __, 2001. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Westfield Bank branch office, by the deadline, or it will be considered void. We are not obligated to accept faxes or copies of this form.
--------------------------------------------------------------------------------
(1) Number of Shares    Price Per Share    (2) Total Amount Due
--------------------       x $10.00 =       -------------------
                                            $
--------------------                        -------------------

 Minimum - 25 Shares    Maximum - Generally 30,000 Shares, however,
 see the Stock Order Form Instructions (blue sheet) and the Prospectus.

--------------------------------------------------------------------------------
Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Westfield Financial, Inc. for $______________.

(4) [ ] I authorize Westfield Bank to make withdrawals from my Westfield Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                Account Number(s)               Amount(s)
        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------
                        Total Withdrawal
                                        --------------------------------
There is NO penalty for early withdrawal.

--------------------------------------------------------------------------------
(5) Purchaser Information (check one)

a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Westfield Bank as of December 31, 1999. Enter information in section 8 for all deposit accounts that you had at Westfield Bank on December 31, 1999.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Westfield Bank as of December 31, 2000 but are not an Eligible Account Holder. Enter information in section 8 for all deposit accounts that you had at Westfield Bank on December 31, 2000.

c. [ ] Local Community - Check here if you are a resident of the municipalities of Agawam, Blandford, Chester, East Longmeadow, Granville, Holyoke, Longmeadow, Montgomery, Russell, Springfield, Southampton, Southwick, Tolland, Westfield or West Springfield and a or b do not apply.

d. [ ]  General Public - Check here if a, b or c do not apply.

--------------------------------------------------------------------------------
(6) [ ]  Check here if you are a director, trustee, corporator, officer or employee of Westfield Bank or a member of
         such person's immediate family (same household).
--------------------------------------------------------------------------------
(7) [ ]  NASD Affiliation - see description on reverse side of this form.
--------------------------------------------------------------------------------
(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the two dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Westfield Bank in the blue box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION (blue sheet).
     All Subscription orders are subject to the provisions of the Plan of Reorganization and Minority Stock Issuance.

          -------------------------------------------------------------





          -------------------------------------------------------------

     Additional Qualifying Accounts

     Account Title (Names on Accounts)          Account Number
     --------------------------------------------------------------

     --------------------------------------------------------------

     --------------------------------------------------------------

     --------------------------------------------------------------

     --------------------------------------------------------------
     Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)

--------------------------------------------------------------------------------
(9)  Stock Registration - Please Print Legibly and Fill Out Completely
     (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below)


     [ ] Individual             [ ] Uniform Gift to Minors Act
     [ ] Joint Tenants          [ ] Uniform Transfer to Minors Act
     [ ] Tenants in Common      [ ] Corporation

     [ ] Partnership
     [ ] Individual Retirement Account
     [ ] Fiduciary/Trust (Under Agreement Dated _________________)

--------------------------------------------------------------------------------

Name                                 Social Security or Tax I.D.
--------------------------------------------------------------------------------

Name                                 Social Security or Tax I.D.
--------------------------------------------------------------------------------
Mailing                                         Daytime
Address                                         Telephone
--------------------------------------------------------------------------------
                                  Zip                        Evening
City            State            Code           County       Telephone
--------------------------------------------------------------------------------

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated November __, 2001 and understand I may not change or revoke my order once it is received by Westfield Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Westfield Financial, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form is not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Minority Stock Issuance and as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------------------------
Signature                                                       Date


--------------------------------------------------------------------------------
Signature                                                       Date

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  Office Use Only
                                  Check# __________________ ____________________

Date Rec'd _____________/ ______  Ck. Amt. ________________ ____________________

Batch# _______________ - Order# ________________________ Category ______________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Westfield Financial, Inc.

================================================================================

Item (7) continued - NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

                    Item (8) continued; Purchaser Information

   Account Title (Names on Accounts)                    Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               CERTIFICATION FORM

  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF WESTFIELD FINANCIAL, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY WESTFIELD BANK OR BY THE FEDERAL GOVERNMENT OR BY THE DEPOSITOR'S INSURANCE FUND.

I further certify that, before purchasing the common stock of Westfield Financial, Inc., I received a copy of the Prospectus dated November __, 2001 which discloses the nature of the common stock of Westfield Finanical, Inc. being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the
Prospectus:

1. Consumer, commercial business and commercial real estate lending increase credit risk because of the higher risk that the loans will not be repaid.

2. Consumer, commercial business and commercial real estate lending, increase risk because the collateral securing these loans may not be sold as easily as residential real estate loans.

3. Because we have only recently increased our focus on commercial and consumer loans, past performance might not be indicative of our future results.

4. Because Westfield Bank's loans are concentrated in a small geographical area, downturns in its local economy may affect its profitability and future growth possibilities.


5. After the reorganization, our return on average equity will be low compared to other companies. This could hurt the price of your common stock.

6.   Stock market volatility may affect the price of your common stock.

7. The implementation of stock-based benefits will increase our future compensation expense, reduce our earnings, and cause dilution.

8. Our articles of organization and bylaws may prevent transactions you might favor, including a sale or merger of Westfield Financial.

9. Because Westfield Mutual Holding Company will own a majority of Westfield Financial's common stock, Westfield Mutual Holding Company may prevent transactions you may like.


--------------------------------------------------------------------------------
Signature                                                       Date:


--------------------------------------------------------------------------------
Signature                                                       Date:


(Note: If shares are to be held jointly, both parties must sign)


EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY WESTFIELD BANK, WESTFIELD FINANCIAL, INC. WESTFIELD MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

================================================================================
     Westfield
     Financial,          Stock Ownership Guide and Stock Order Form Instructions
     Inc.
================================================================================

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Reorganization and Minority Stock Issuance.
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares. No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than 50,000 shares. For additional information, see "Restrictions on Transfers of Subscription Rights and Shares of Common Stock - Limitations on Common Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange cash for a check with any of the tellers at Westfield Bank (the "Bank")), by check, bank draft or money order payable to WESTFIELD FINANCIAL, INC. DO NOT MAIL CASH. Your funds will earn interest at the Bank's passbook annual percentage yield, currently _.__%.

Item 4 - To pay by withdrawal from a savings account or certificate at the Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the two dates that applies to you.

Item 6 - Please check this box if you are a director, trustee, corporator, officer or employee of the Bank or Westfield Mutual Holding Company (the "MHC"), or a member of such person's immediate family (same household).

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.

Item 8 - Please review the preprinted qualifying account information. The accounts listed may not be all of your qualifying accounts or even your accounts as of the earliest of the two dates if you have changed their ownership. You should list any other qualifying accounts that you may have or had with Westfield Bank in the blue box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your accounts as of the earliest of the three dates that you were a depositor. This may include accounts on which you were a joint owner, your own regular individual accounts or your IRA accounts. Similarly, if you are ordering stock jointly with another depositor, you should list all accounts on which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Gift to Minors Act ownership, the minor must have had an account on one of the two dates and you should list only their accounts. If you are ordering stock corporately, you need to list just that corporation's accounts, as your individual accounts do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Westfield Financial, Inc.'s common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

================================================================================
     Westfield
     Financial,          Stock Ownership Guide and Stock Order Form Instructions
     Inc.
================================================================================

Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer / Gift to Minors Act - For residents of Massachusetts and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-MA or UTMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option. Registration for
IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
       On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
       Address will be that of the broker / trust department to where the stock certificate will be sent.
       The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
       Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.



              (See Reverse Side for Stock Order Form Instructions)